Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.

Ownership					Place of
Percentage	Name				Incorporation
100%	Columbus Bank and Trust Company				Georgia
	100%	Synovus Trust Company, National Association			National
	100%	Synovus Insurance Services of Georgia, Inc.			Georgia
	99.99%	CB&T Housing Fund Investor, L.L.C.			Georgia
		99.99%	Tall Pines Apartments, L.P.		Georgia
		99.99%	Boston Capital Columbus Tax Credit Fund, L.P.		Massachusetts
			99.99%	New Northgate Village Development Company, L.P.	Georgia
	99.99%	CB&T State Tax Credit Fund, L.L.C.			Georgia
	100%	CB&T Special Limited Partner, L.L.C.			Georgia
	100%	Synovus Equity Investments, Inc.			Georgia
		100%	Synovus Special Limited Partner LLC		Georgia
	100%	Synovus Callier Partners, LLC			Georgia
		99.99%	Callier Forest, L.P.		Massachusetts
	100%	Synovus Union Hill, L.L.C.			Georgia
	100%	Synovus Pointe Apartments, L.L.C.			Georgia
	100%	Synovus South Mall Apartments, L.L.C.			Georgia
		99.99%	Summit South Mall Apartments, LP		Alabama
	100%	Synovus Aspenwood Square, LLC			Georgia
		99.99%	Aspenwood Square Apartments, LP		Tennessee
	39%	Dadeville Asset Management, LLC			Alabama
	99.99%	Synovus/CB&T Community Reinvestment Fund, LLC			Georgia
100%	Commercial Bank				Georgia
100%	Commercial Bank & Trust Company of Troup County				Georgia
100%	SB&T Bank				Georgia
100%	The Coastal Bank of Georgia				Georgia
100%	First State Bank and Trust Company of Valdosta				Georgia
100%	Bank of Coweta				Georgia
	20%	West End Redevelopment Partnership, L.P.			Georgia
100%	First Community Bank of Tifton				Georgia
100%	CB&T Bank of Middle Georgia				Georgia
100%	Sea Island Bank				Georgia
100%	Citizens First Bank				Georgia
100%	AFB&T				Georgia
	100%	Athena Service Corporation			Georgia
100%	Bank of North Georgia				Georgia
	99%	Franklin Apartments II, Ltd.			Georgia
100%	Georgia Bank & Trust				Georgia
49.9%	TTP Fund II, L.P.				Georgia
100%	Creative Financial Group, LTD				Georgia
100%	Synovus Securities, Inc.				Georgia
100%	GLOBALT, Inc.				Georgia
100%	First Commercial Bank of Huntsville				Alabama
	100%	DAL LLC			Alabama

Ownership					Place of
Percentage	Name				Incorporation
	100%	KDC LLC			Alabama
100%	The Bank of Tuscaloosa				Alabama
	99%	Pine Cone Apartments Tuscaloosa, Ltd.			Alabama
	30%	Tuscaloosa Riverfront Development, LLC			Alabama
100%	Sterling Bank				Alabama
	50%	Sterling Place, L.L.C.			Alabama
	61%	Dadeville Asset Management, LLC			Alabama
	100%	Lake Property Holdings, LLC			Alabama
100%	First Commercial Bank				Alabama
	100%	First Commercial Mortgage Corporation			Alabama
	100%	First Commercial Credit Corporation			Alabama
	100%	Synovus Mortgage Corp.			Alabama
		100%	Synovus Title, LLC		Alabama
			100%	Synovus Title II, LLC	Georgia
	100%	FCB Heritage 1901 Redevelopment LLC			Alabama
		99%	Heritage 1901 Redevelopment, LLC		Alabama
	100%	Synovus Burger-Phillips, LLC			Alabama
		99%	Burger Phillips Building, LLC		Alabama
	100%	First Holdings, Inc.			Alabama
		100%	FCBDE Holdings, Inc.		Delaware
			100%	FCBIM Corp.	Georgia
		40%	Orchid, LLC		Alabama
100%	The First National Bank of Jasper (AL)				National
	100%	Synovus Insurance Services of Alabama, Inc.			Alabama
	100%	FNBJ Holdings, Inc.			Alabama
		100%	FNBJDE Holdings, Inc.		Delaware
			100%	FNBJIM Corp.	Georgia
100%	CB&T Bank of East Alabama				Alabama
100%	Community Bank & Trust of Southeast Alabama				Alabama
100%	The Tallahassee State Bank				Florida
	100%	Synovus Insurance Services of Florida, Inc.			Florida
100%	Coastal Bank and Trust of Florida				Florida
	100%	BOP Investment Company, Inc.			Delaware
		100% BOP Mortgage Investment Corporation			Florida
	100%	BOP Properties, Inc.			Florida
100%	First Coast Community Bank				Florida
100%	Synovus Bank				Florida
	100%	W.L. Properties, Inc.			Florida
	100%	U.O.S. Properties, Inc.			Florida
100%	Synovus Bank of Jacksonville				Florida
100%	The National Bank of South Carolina (SC)				National
	100%	Synovus Insurance Services of South Carolina, Inc.			South Carolina
	100%	NBSC Holdings, Inc.			Delaware
		100%	NBSCIM Corp.		Georgia
	100%	Synovus Lofts of Greenville, LLC			Georgia
		99%	Monaghan Mill, LLC		Georgia
	100%	The Summerton Inn, Inc.			South Carolina
	49.99%	Azalea Park Partners, LLP			Virginia
100%	The Bank of Nashville				Tennessee
100%	Trust One Bank				Tennessee
100%	Cohutta Banking Company				Tennessee
100%	Broadway Asset Management, Inc.				Georgia
99%	Synovus Georgia State Tax Credit Fund, LLC				Georgia
	77%	JT Tax Credits, LLC			Georgia
100%	Banking Corporation of Florida Capital Trust				Georgia
100%	Riverside Bancshares Statutory Trust I				Georgia
27%	GAA Real Estate Partners, L.P.				Georgia
20%	Cordova Intellimedia Ventures, L.P.				Georgia